Exhibit 10.387

18968978.4                                        (A.2)
02-24-15

PROMISSORY NOTE

$12,000,000 Chicago, Illinois	February 25, 2015

1.    AGREEMENT TO PAY. For value received, APH&R PROPERTY HOLDINGS, LLC, a Georgia limited liability company, NORTHRIDGE HC&R PROPERTY HOLDINGS, LLC, a Georgia limited liability company, and WOODLAND HILLS HC PROPERTY HOLDINGS, LLC, a Georgia limited liability company (collectively, “Borrowers”), hereby jointly and severally promise to pay to the order of THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (the “Lender”), the principal sum of $12,000,000 (the “Loan”), or so much of the Loan as may be advanced under and pursuant to that certain Loan Agreement dated as of even date herewith (the “Loan Agreement”), executed by and among the Borrowers and the Lender, on or before September 1, 2016 (the “Maturity Date”), at the time and place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder or under any of the “Loan Documents” (as defined in the Loan Agreement) from time to time. All capitalized terms used and not otherwise defined in this Note shall have the same meanings as in the Loan Agreement. Each disbursement on the Loan made by the Lender, and all payments on account of the principal and interest thereof, shall be recorded on the books and records of the Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of the Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.
2.    INTEREST RATE.
2.1    Interest Prior to Default.
(a)    Certain Defined Terms. In addition to the terms defined in paragraphs (b) and (c) of this Section and elsewhere in this Note, for purposes of this Note, the following terms shall have and be subject to the following respective meanings and provisions:
“Applicable Margin” means (i) in the case of the LIBOR Rate 4.25%, and (ii) in the case of the Floating Rate, 1.50%.
“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.
“Floating Rate” means a floating per annum rate of interest equal to the Prime Rate plus the Applicable Margin. Changes in the Floating Rate to be charged hereunder based on the Prime Rate shall take effect immediately upon the occurrence of any change in the Prime Rate.

“LIBOR Loan” means any portion of the principal balance of this Note at any time bearing interest at the LIBOR Rate.
“LIBOR Loan Request” means a written request by the Borrowers which sets forth the amount and Interest Period for a LIBOR Loan.
“Prime Loan” means any portion of the principal amount of this Note bearing interest at the Floating Rate.
“Prime Rate” means the floating per annum rate of interest most recently announced by the Lender at Chicago, Illinois as its prime or base rate. A certificate made by an officer of the Lender stating the Prime Rate in effect on any given day, for the purposes hereof, shall be conclusive evidence of the Prime Rate in effect on such day. The Prime Rate is a base reference rate of interest adopted by the Lender as a general benchmark from which the Lender determines the floating interest rates chargeable on various loans to borrowers with varying degrees of creditworthiness and the Borrowers acknowledge and agree that the Lender has made no representations whatsoever that the Prime Rate is the interest rate actually offered by the Lender to borrowers of any particular creditworthiness
(b)    LIBOR Rate. Except as otherwise expressly provided in this Note, interest shall accrue on the principal balance of this Note through the Maturity Date at a rate of interest equal to a per annum rate of interest (the “LIBOR Rate”) equal to LIBOR (as defined in paragraph (c) below) for the relevant Interest Period (as defined in paragraph (c) below), plus the Applicable Margin, such LIBOR Rate to remain fixed for such Interest Period.
(c)    Additional Provisions Relating to LIBOR Rate. The following provisions shall apply with respect to the LIBOR Rate:
(i)    At the Loan Opening, the Borrowers shall deliver to the Lender a single LIBOR Loan Request, which shall establish a single LIBOR Loan in an amount equal to the entire amount of proceeds disbursed on this Note at the Loan Opening, with an Interest Period of one month, and if the Borrowers do not deliver such a LIBOR Loan Request the Borrowers shall be deemed to have done so. At the time of each subsequent disbursement of proceeds disbursed on this Note, the Borrowers shall deliver to the Lender a single LIBOR Loan Request, which shall establish a single LIBOR Loan in an amount equal to the entire amount of such disbursement, with an Interest Period of one month, and if the Borrowers do not deliver such a LIBOR Loan Request the Borrowers shall be deemed to have done so. If on the first day of any Interest Period more than one LIBOR Loan is outstanding, such multiple LIBOR Loans shall be combined into a single LIBOR Loan.
(ii)    If pursuant to the LIBOR Loan Request, the initial Interest Period of any LIBOR Loan commences on any day other than the first Business Day of any month, then the initial Interest Period of such LIBOR Loan shall end on the first day of the following calendar month, beginning the first day of the month of March, 2015, notwithstanding the Interest Period specified in the LIBOR Loan Request, and the LIBOR Rate used in calculating the interest rate for such LIBOR Loan shall be a per annum rate of interest equal to LIBOR for an interest period equal to the length of such partial month, plus the Applicable Margin. At the end of each Interest Period for each

LIBOR Loan, such LIBOR Loan shall automatically renew (a “LIBOR Rollover”) for the Interest Period specified in the LIBOR Loan Request at the then current LIBOR Rate, except that an Interest Period for a LIBOR Loan shall not automatically renew with respect to any principal amount which is scheduled to be repaid before the last day of the applicable Interest Period, and any such amounts shall bear interest at the Floating Rate, until repaid.
(iii)    “LIBOR” shall mean a rate of interest equal to (A) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Lender in its sole discretion), divided by (B) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period, or as LIBOR is otherwise determined by the Lender in its sole and absolute discretion. The Lender’s determination of LIBOR shall be conclusive, absent manifest error.
(iv)    “Interest Period” shall mean, with regard to any LIBOR Loan, successive one month periods; provided, however, that: (A) each Interest Period occurring after the initial Interest Period of any LIBOR Loan shall commence on the day on which the preceding Interest Period for such LIBOR Loan expires, with interest for such day to be calculated at the LIBOR Rate in effect for the new Interest Period; (B) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; (C) whenever the first day of any Interest Period occurs on a date for which there is no numerically corresponding date in the month in which such Interest Period terminates, such Interest Period shall end on the last day of such month, unless such day is not a Business Day, in which case the Interest Period shall terminate on the first Business Day of the following month, provided, however, that so long as the LIBOR Rollover remains in effect, all subsequent Interest Periods shall terminate on the date of the month numerically corresponding to the date on which the initial Interest Period commenced; and (D) if at any time the Interest Period for a LIBOR Loan expires less than one month before the Maturity Date, such LIBOR Loan shall automatically renew at the then current LIBOR Rate for an Interest Period terminating on the Maturity Date.
(v)    If the Lender determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (A) the making or maintenance of any LIBOR Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (B) United States dollar deposits in the principal amount, and for periods equal to the Interest Period, of any LIBOR Loan are not available in the London Interbank Eurodollar market in the ordinary course of business, (C) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR Rate to be applicable to the relevant LIBOR Loan, (D) the LIBOR Rate does not accurately reflect the cost to the Lender of a LIBOR Loan, or (E) a “Default” or an “Event of Default” (each as defined in Section 5 hereof) has occurred and is continuing, the Lender shall promptly notify the Borrowers thereof and, so long as any of the foregoing conditions continue, the Lender will have no obligation to permit any principal of this Note to become a LIBOR Loan. Following such a notice by the Lender, each existing LIBOR Loan, at the Borrowers’ option, shall be (1) converted to a Prime Loan on the last Business Day of the then existing Interest Period, or (2) due and payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrowers.
(vi)    If, after the date hereof, a Regulatory Change (as hereinafter defined) shall, in the reasonable determination of the Lender, make it unlawful for the Lender to make or maintain any LIBOR Loans, the Lender will have no obligation to permit any principal of this Note to become a LIBOR Loan, and in such event, at the Borrowers’ option, each existing LIBOR Loan shall be immediately (A) converted to a Prime Loan on the last Business Day of the then existing Interest Period or on such earlier date as required by law, or (B) due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrowers. As used herein, “Regulatory Change” shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lender or its lending office.
(vii)    If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Lender; (B) subject the Lender or any LIBOR Loan to any tax, duty, charge, stamp tax or fee, or change the basis of taxation of payments to the Lender of principal or interest due from the Borrowers hereunder (other than a change in the taxation of the overall net income of the Lender); or (C) impose on the Lender any other condition regarding any LIBOR Loan or the Lender’s funding thereof, and the Lender shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to actually increase the cost to the Lender of making or maintaining any LIBOR Loan or to reduce the amount of principal or interest received by the Lender hereunder on any LIBOR Loan, then the Borrowers shall pay to the Lender, on demand, such additional amounts as the Lender shall from time to time determine are sufficient to compensate and indemnify the Lender for such increased costs or reduced amounts.
2.2    Interest After Default. From and after the Maturity Date or upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the unpaid principal balance during any such period at an annual rate (the “Default Rate”) 5.0% greater than the interest rate which would otherwise be in effect under the terms of this Note. However, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this Section shall be immediately due and payable by the Borrowers to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.
2.3    Interest Calculation. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due. If any payment to be made by the Borrowers hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.
3.    PAYMENT TERMS.
3.1    Payment of Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:
(a)    On the first day of the month of March, 2015, and on the first day of each month thereafter through and including the month in which the Maturity Date occurs, interest accrued on this Note shall be due and payable.
(b)    On the first day of the month of March, 2015, and on the first day of each month thereafter through and including the month in which the Maturity Date occurs, in addition to accrued interest on this Note payable as provided in paragraph (a) above, a payment of principal on this Note shall be due and payable in the amount of $18,400 (which has been calculated by the Lender based on a 25-year amortization schedule), which amount is subject to being changed as provided in paragraph (c) of this Section.
(c)    If a partial prepayment on the Loan occurs under Section 3.4 of the Loan Agreement in connection with a release of a Project, then for each month after the month in which such partial prepayment occurs, the amount of the monthly principal payment under paragraph (b) of this Section shall be a monthly amount based on a 25-year amortization schedule for the principal balance outstanding on this Note immediately following such partial prepayment. The Lender shall calculate such new monthly principal payment amount in the same manner as the monthly principal payment amount in paragraph (b) of this Section was calculated, and the Lender shall give notice to the remaining Borrower of such new monthly principal payment amount.
(d)    The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any of the Loan Documents shall be due and payable in full on the Maturity Date.
3.2    Application of Payments. Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (i) first, to fees, expenses, costs and other similar amounts then due and payable to the Lender, including, without limitation any prepayment premium, LIBOR indemnification, exit fee or late charges due hereunder, (ii) second, to accrued and unpaid interest on the principal balance of this Note, (iii) third, to the payment of principal of this Note due in the month in which the payment or prepayment is made, if any, (iv) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents,

(v) fifth, to any other amounts then due the Lender hereunder or under any of the other Loan Documents, and (vi) last, to the unpaid principal balance of this Note in the inverse order of maturity. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal and interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied by the Lender to amounts owed hereunder and under the other Loan Documents in such order as the Lender shall determine, in its sole discretion.
3.3    Method of Payments. All payments of principal and interest hereunder shall be paid by automatic debit, wire transfer, check or in coin or currency which, at the time or times of payment, is the legal tender for public and private debts in the United States of America and shall be made at such place as the Lender or the legal holder or holders of this Note may from time to time appoint in the payment invoice or otherwise in writing, and in the absence of such appointment, then at the offices of the Lender at 120 South LaSalle Street, Chicago, Illinois 60603. Payment made by check shall be deemed paid on the date the Lender receives such check; provided, however, that if such check is subsequently returned to the Lender unpaid due to insufficient funds or otherwise, the payment shall not be deemed to have been made and shall continue to bear interest until collected. Notwithstanding the foregoing, the final payment due under this Note must be made by wire transfer or other immediately available funds. With the exception of interest which under the terms of the Loan Documents is to be paid from a disbursement of proceeds of the Loan, interest, principal payments and any fees and expenses owed the Lender from time to time will be deducted by the Lender automatically on the due date from the Borrowers’ account with the Lender, as designated in writing by the Borrowers. The Borrowers will maintain sufficient funds in the account on the dates the Lender enters debits authorized by this Note. If there are insufficient funds in the account on the date the Lender enters any debit authorized by this Note, the debit will be reversed.
3.4    Late Charge. If any payment of interest or principal due hereunder is not made within five days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, the Borrowers shall pay to the Lender a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. The Borrowers agree that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.
3.5    Principal Prepayments. The principal of this Note may be prepaid, at any time and from time to time, in whole or in part, without premium or penalty, provided that any such prepayment is accompanied by a simultaneous payment of all accrued and unpaid interest on this Note to the date of such prepayment. Any amounts prepaid on this Note may not be borrowed again.
3.6    Loan Fees. In consideration of the Lender’s agreement to make the Loan, the Borrowers shall pay to the Lender a non-refundable fee in the amount of $48,000, which shall be due and payable in full as a condition precedent to any disbursement of proceeds under this Note.
4.    SECURITY; LOAN DOCUMENTS. This Note is secured by the Loan Agreement, the Mortgages, the Assignments of Rents and the other Loan Documents. Reference is hereby made to the Loan Agreement, the Mortgages, the Assignments of Rents and the other

Loan Documents (all of which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.
5.    EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:
(a)    The failure by the Borrowers to pay (i) any installment of principal or interest payable pursuant to this Note on the date when due in accordance with the terms hereof, or (ii) any other amount payable to the Lender under this Note on the date when any such payment is due in accordance with the terms hereof; or
(b)    The occurrence of any “Event of Default” under the Loan Agreement, any Mortgage or any of the other Loan Documents.
For purposes of this Note, the term “Default” means the occurrence or existence of any event or circumstance which, with the giving of notice or passage of time, or both, would constitute an Event of Default.
6.    REMEDIES. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default, and in the event of the occurrence of certain Events of Default under the Loan Agreement, this Note shall automatically become due and payable immediately as provided in the Loan Agreement. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, the Mortgages and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against the Borrowers, any Guarantor hereof, the Projects and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, the Borrowers promise and agree to pay all costs of collection, including reasonable attorneys’ fees and court costs.
7.    COVENANTS AND WAIVERS. The Borrowers and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally: (i) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (iii) waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (iv) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (v) agree that the liability of the Borrowers and each guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by the Lender to any of them with respect hereto; (vi) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (vii) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of the Borrowers, any guarantor and all others now liable for all or any part of the obligations evidenced hereby. This provision is a material inducement for the Lender making the Loan to the Borrowers.
8.    GENERAL AGREEMENTS.
8.1    Incorporation of Section 12.2 of Loan Agreement. The provisions of Section 12.2 of the Loan Agreement are hereby incorporated into and made a part of this Note.
8.2    Usury and Truth in Lending. The Loan is a “business loan” within the meaning of subparagraph (1)(c) contained in Section 205/4 of Chapter 815 of the Illinois Compiled Statutes, as amended, and does not violate the provisions of the usury laws of the State, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Borrowers or any property securing the Loan. The Loan is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq., as amended.
8.3    Time. Time is of the essence hereof.
8.4    Governing Law. This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of Illinois, without regard to its conflict of laws provisions.
8.5    Entire Agreement; Amendments. This Note sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Note, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Each Borrower acknowledges that it is executing this Note without relying on any statements, representations or warranties, either oral or written, that are not expressly set forth herein. This Note may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.
8.6    No Joint Venture. The Lender shall not be construed for any purpose to be a partner, joint venturer, agent or associate of the Borrowers or of any lessee, operator, concessionaire or licensee of the Borrowers in the conduct of their business, and by the execution of this Note, the Borrowers agree to indemnify, defend, and hold the Lender harmless from and against any and all damages, costs, expenses and liability that may be incurred by the Lender as a result of a claim that the Lender is such partner, joint venturer, agent or associate.
8.7    Disbursement. This Note has been made and delivered at Chicago, Illinois and all funds disbursed to or for the benefit of the Borrowers will be disbursed in Chicago, Illinois.

8.8    Joint and Several Obligations; Successors and Assigns. If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several. This Note shall be binding upon and enforceable against each Borrower and their respective successors and assigns. This Note shall inure to the benefit of and may be enforced by the Lender and its successors and assigns.
8.9    Severable Provisions. If any provision of this Note is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Borrowers and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Note, and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.
8.10    Interest Limitation. If the interest provisions herein or in any of the Loan Documents shall result, at any time during the Loan, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to the Loan, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by the Lender, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment. Notwithstanding the foregoing, however, the Lender may at any time and from time to time elect by notice in writing to the Borrowers to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence. In no event shall any agreed to or actual exaction as consideration for this Loan transcend the limits imposed or provided by the law applicable to this transaction or the maker hereof for the use or detention of money or for forbearance in seeking its collection.
8.11    Assignability. The Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and the Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, the Lender may at any time sell one or more participations in this Note. The Borrowers may not assign their interest in this Note, or any other agreement with the Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender.
9.    NOTICES. All notices required under this Note will be in writing and will be transmitted in the manner and to the addresses required by the Loan Agreement, or to such other addresses as the Lender and the Borrowers may specify from time to time in writing.
10.    LITIGATION PROVISIONS.
10.1    Consent to Jurisdiction. EACH BORROWER CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, AND OF ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH ITS PROJECT IS LOCATED, IN WHICH ANY LEGAL PROCEEDING MAY BE COMMENCED OR PENDING RELATING IN ANY MANNER TO THIS NOTE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.

10.2    Consent to Venue. EACH BORROWER AGREES THAT ANY LEGAL PROCEEDING RELATING TO THIS NOTE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT AGAINST SUCH BORROWER IN ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OR ANY STATE OR FEDERAL COURT LOCATED OR HAVING JURISDICTION IN THE COUNTY IN WHICH ITS PROJECT IS LOCATED. EACH BORROWER WAIVES ANY OBJECTION TO VENUE IN ANY SUCH COURT AND WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE FROM ANY SUCH COURT.
10.3    No Proceedings in Other Jurisdictions. EACH BORROWER AGREES THAT IT WILL NOT COMMENCE ANY LEGAL PROCEEDING AGAINST THE LENDER RELATING IN ANY MANNER TO THIS NOTE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OR IF A LEGAL PROCEEDING IS COMMENCED BY THE LENDER AGAINST SUCH BORROWER IN A COURT IN ANOTHER LOCATION, BY WAY OF A COUNTERCLAIM IN SUCH LEGAL PROCEEDING.
10.4    Waiver of Jury Trial. EACH BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS NOTE, THE LOAN OR ANY OF THE OTHER LOAN DOCUMENTS.
11.    Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act.  The Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and the Lender’s policies and practices, the Lender is required to obtain, verify and record certain information and documentation that identifies the Borrowers, which information includes the name and address of the Borrowers and such other information that will allow the Lender to identify the Borrowers in accordance with the Act. In addition, the Borrowers shall (a) ensure that no person who owns a controlling interest in or otherwise controls any Borrower or any subsidiary of any Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.
12.    EXPENSES AND INDEMNIFICATION. The Borrowers shall pay all costs and expenses incurred by the Lender in connection with the preparation of this Note and the Loan Documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of the Lender or any affiliate or parent of the Lender. The Borrowers shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Note and the other instruments and documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. Each Borrowers hereby authorize the Lender to charge any account of such Borrower with the Lender for all sums due under this Section. The Borrowers also agree to defend (with counsel satisfactory to the Lender), protect, indemnify and hold harmless the Lender, any parent corporation, affiliated corporation or subsidiary of the Lender, and each of their respective officers, directors, employees, attorneys and agents (each an “Indemnified Party”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, attorneys’ fees and time charges of attorneys who may be employees of the Lender, any parent corporation or affiliated corporation of the Lender), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, environmental laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Note or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Note and the Loan Documents, the making or issuance and management of the Loan, the use or intended use of the proceeds of this Note and the enforcement of the Lender’s rights and remedies under this Note, the Loan Documents any other instruments and documents delivered hereunder, or under any other agreement between the Borrowers and the Lender; provided, however, that the Borrowers shall not have any obligations hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrowers shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and failing prompt payment, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrowers, shall be added to the obligations of the Borrowers evidenced by this Note and secured by the collateral securing this Note. The provisions of this Section shall survive the satisfaction and payment of this Note.

[SIGNATURE PAGE(S) AND EXHIBIT(S),
IF ANY, FOLLOW THIS PAGE]

IN WITNESS WHEREOF, the Borrowers have executed and delivered this Promissory Note as of the day and year first above written.

APH&R Property Holdings, LLC
NORTHRIDGE HC&R Property Holdings, LLC
WOODLAND HILLS HC PROPERTY HOLDINGS, LLC

By /s/ William McBride III
William McBride III, Manager of Each Borrower

- AdCare Arkansas 3 Owner Loan Note -
- Signature Page -